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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF SULLIVAN & CROMWELL LLP]




                                                               November 17, 2004




EchoStar DBS Corporation,
      9601 S. Meridian Boulevard,
           Englewood, Colorado 80112.

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act") of (a) $1,000,000,000 principal amount of 6-5/8% Senior Notes due 2014 (the "Notes") of EchoStar DBS Corporation, a Colorado corporation (the "Company"), to be issued in exchange for the Company's outstanding 6-5/8% Senior Notes due 2014 pursuant to an Indenture, dated as of October 1, 2004 (the "Indenture"), among the Company, the subsidiaries of the Company party thereto (collectively, the "Guarantors") and U.S. Bank National Association, as trustee (the "Trustee"), and (b) the Guarantees (the "Guarantees") of each of the Guarantors endorsed upon the Notes, we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

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Echostar DBS Corporation
                                                                             -2-


         Upon the basis of such examination and subject to the foregoing, and subject also to the qualifications set forth below, we advise you that, in our opinion, when the Securities and Exchange Commission declares the Company's Registration Statement on Form S-4 relating to the Notes and the Guarantees (the "Registration Statement") effective under the Act, the terms of the Notes and the Guarantees and of their issuance have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Notes and Guarantees have been duly executed, delivered and authenticated in accordance with the terms of the Indenture and issued as contemplated in the Registration Statement, the Notes and the Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, respectively, subject to

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Echostar DBS Corporation
                                                                             -3-


bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         As contemplated above, in rendering the foregoing opinions, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

         The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the Colorado Business Corporation Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, nor with respect to any Federal or state laws relating to communications or telecommunications, including without limitation, the Communications Act of 1934, as amended, and any laws which regulate individuals, companies or businesses because such entities provide communications or telecommunications services, including the provision of satellite broadcast television services. With respect to all matters of Colorado law, we have, with your approval, relied upon the opinion of David K. Moskowitz, Executive Vice President,

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Echostar DBS Corporation
                                                                             -4-


General Counsel and Secretary of the Company, dated November 16, 2004, delivered to you, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion. We believe you and we are justified in relying on such opinion for such matters.

         Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantors and other sources believed by us to be responsible, and we have assumed that the Indenture and the Guarantees has been duly authorized, executed and delivered by each of the parties thereto other than the Company, that the Notes and Guarantees endorsed thereon conform, will conform, to the specimens thereof examined by us, that the Trustee's certificates of authentication of the Notes have been manually signed by one of the Trustee's authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.


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Echostar DBS Corporation
                                                                             -5-


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Notes" in the prospectus forming a part of the Registration Statement. In giving such consent, we do no thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,

                                             /s/ Sullivan & Cromwell LLP